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                                                                   Exhibit 10.14

                                    SUBLEASE

1.    PARTIES.

      This Sublease ("Sublease"), dated as of June 15, 2005, is made between Ascenta Therapeutics, Inc., a Delaware corporation ("Sublessor"), and Somaxon Pharmaceuticals, Inc., a Delaware corporation ("Sublessee"). The date on which this Sublease is fully executed by the parties hereto, as indicated on the signature page to this Sublease, shall be the "Effective Date."

2.    MASTER LEASE.

      Sublessor is the tenant under that certain Lease dated April 21, 2004 (the "Master Lease"), wherein Square 24 Associates L.P., a District of Columbia limited partnership ("Lessor") leased to Sublessor approximately 3,221 rentable square feet of premises located in the City of San Diego, County of San Diego, State of California, commonly known as 12750 High Bluff Drive, Suite 320, San Diego, California 92130 ("Master Premises").

3.    PREMISES.

      (a) Location of Premises. Sublessor hereby subleases to Sublessee, and Sublessee subleases from Sublessor, on the terms and conditions set forth in this Sublease the entire Master Premises (the "Premises").

      (b) Condition of Premises. Sublessee shall accept the Premises in as-is condition upon tender thereof to Sublessee by Sublessor.

4.    SUBLESSOR WARRANTY AND COVENANTS.

      (a) Sublessor Warranties. Sublessor warrants, represents and covenants to Sublessee that: (i) Sublessor is not now, and as of the Effective Date will not be, in material default or breach of any of the provisions of the Master Lease;
(ii) Sublessor has no knowledge of any material default by Lessor under the Master Lease or any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease; (iii) Sublessor shall not take any action or omit to take any action that would result in a material default or breach of the Master Lease or, except in case of a breach of this Sublease by Sublessee, otherwise cause a termination of the Master Lease prior to the expiration of the Term (as defined in Section 5 below) without Sublessee's prior written consent which may be withheld in its sole and absolute discretion; (iv) the Master Lease has not been modified or amended, is in full force and effect and represents the entire agreement between Sublessor and Lessor relating to the Premises; and (v) Sublessor shall not modify or amend the Master Lease in any manner without Sublessee's prior written consent which may be withheld in its sole and absolute discretion.

      (b) Sublessor Covenants. Provided Sublessee is timely paying its rent (pursuant to Section 7 below) and Sublessee's proportionate share (pursuant to Section 8 below), Sublessor covenants and agrees with Sublessee that Sublessor will timely pay all "Annual Rent" (as defined in the Master Lease) and "Operating Cost " and "Taxes" (each as defined in the Master Lease) payable by Sublessor pursuant to the Master Lease. Notwithstanding the foregoing, (i) Sublessor shall cooperate with Sublessee, at no cost to Sublessor, in seeking to obtain the performance of Lessor under the Master Lease and (ii) Sublessor shall not commit any act or omission that will result in the intentional violation any of the provisions of the Master Lease. Upon Sublessee's written request, Sublessor shall endeavor to enforce its rights under the Master Lease for Sublessee's benefit, including, but not limited to, giving notices, claims and demands to and on Lessor; provided, however, that Sublessor shall not be under any duty to institute legal action against Lessor for any reason. Notwithstanding the foregoing, if Sublessor materially defaults in any of its monetary obligations under the Master Lease (unless such default is caused by Sublessee's failure to pay amounts as and when due under this Sublease), or if Sublessor becomes insolvent, becomes the subject of a bankruptcy or similar insolvency proceeding and/or admits in writing its inability to pay its debts as they become due, Sublessee shall have the right to pay Rent, Operating Cost and Taxes directly to Lessor.

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5.    TERM.

      The term of this Sublease ("Term") shall commence five (5) days after Sublessor has delivered to Sublessee written notice that Sublessor has vacated the Premises, but not later than June 15, 2005 (the "Commencement Date"). The Term shall expire coterminous with the Master Lease on April 30, 2006 and terminate on such date. Sublessee shall be granted occupancy of the Premises on the Commencement Date.

6.    USE.

      Sublessee may use the Premises for any use permitted under the Master Lease and for no other purpose.

7.    RENT.

      Sublessee shall pay to Sublessor as rent ("Rent"), without deduction, setoff, notice or demand, at the address set forth in Section 15 below, or at such other place as Sublessor shall designate from time to time by written notice to Sublessee, the following sums:

            Commencement Date - April 30, 2006          $8,294.08 per month

on the first day of each month of the Term. If the Term begins on a day other than the first day of a month, the Rent for the partial months shall be prorated on a per diem basis based on the actual number of days in the month in which the Sublease commences. Notwithstanding anything contained herein to the contrary, Sublessee shall have no obligation to make any payments of Rent or any other amounts required under Section 8 and Sublessor shall have no duty to deliver the Premises to Sublessee, unless and until Lessor has executed and delivered to Sublessor a consent to this Sublease ("Consent") in form and substance satisfactory to Sublessor.

      Sublessee shall pay to Sublessor upon delivery by Lessor of its Consent the sum of twenty-four thousand eight hundred eighty-two and 24/100 dollars ($24,882.24) as security deposit in accordance with paragraph 9 below.

8.    SUBLESSEE'S PROPORTIONATE SHARE.

      Notwithstanding anything contained in the Master Lease or this Sublease to the contrary, Sublessee's proportionate share ("Sublessee's Proportionate Share") of "Operating Cost " and "Taxes" (each as defined in the Master Lease) in excess of the Base Year amounts shall be eight and fifty-seven hundredths percent (8.57%) of the building rentable area. Sublessee shall pay Sublessee's Proportionate Share of Operating Cost and Taxes to Sublessor on the terms and conditions set forth in the Master Lease. Gas and electricity shall be paid by Sublessee as provided in the Master Lease.

9.    REPLACEMENT FUNDS

      Sublessee shall pay to Sublessor upon Sublessee's execution of this Sublease twenty-four thousand eight hundred eighty-two and 24/100 dollars ($24,882.24) (the "Replacement Funds") to replace Sublessor's deposit with Lessor under the Master Lease (the "Master Deposit"). Upon Sublessor's receipt of the Security Deposit, Sublessor agrees to assign, and does hereby irrevocably assign, to Sublessee all of Sublessor's right and title in and to the Master Deposit being held by Lessor. Accordingly, the Replacement Funds shall be retained and fully earned by Sublessor upon its receipt of the same and nonrefundable to Sublessee, and Sublessee shall have all the rights and obligations in connection with the Master Deposit being held by Lessor under
Section 20 of the Master Lease, including, but not limited to, the right to the periodic return of the same from Lessor during the 18th and 22nd months of the term of the Master Lease and the return of the balance at the end of such term (all of which are subject to the terms of the Master Lease).

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10.   PARKING.

      Notwithstanding Section 42 of the Master Lease to the contrary, Sublessee shall be entitled to the non-exclusive use of thirteen (13) parking spaces in the parking area. All such parking shall be at no cost to Sublessee.

11.   SIGNAGE.

      Sublessee does not have any signage rights, except as to directory and standard door plaque. The cost of all such signs, including the installation, maintenance and removal thereof, shall be at Sublessee's sole cost and expense. Sublessor shall use good faith efforts to remove any of its existing signage at the Premises or the Building, at Sublessor's cost, as soon as reasonably practicable, but in no event more than fifteen (15) days following Sublessee's and Sublessor's execution of this Sublease and approval of this Sublease by Lessor. All such signage shall also comply with all provisions of the Master Lease applicable thereto.

12.   OTHER PROVISIONS OF MASTER LEASE.

      (a) Incorporation of Master Lease. All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the landlord thereunder, Sublessee the tenant thereunder, and the Premises were the Master Premises thereunder, except as set forth in Section 12(b) below. Sublessee assumes and agrees to perform the obligations of "Tenant" under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay "Annual Rent", "Operating Cost" and "Taxes" to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount Rent is paid to Sublessor in accordance with Sections, 7 and 8 of this Sublease.. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. If the Master Lease terminates for any reason other than Sublessor's default, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease except to the extent of any then pending or accrued claims.

      (b) Exclusions from Master Lease. Notwithstanding anything contained in this Sublease or the Master Lease to the contrary, the incorporation of the Master Lease provisions into this Sublease shall not include the following provisions of the Master Lease:

            (i) From the Reference Page, the following definitions: "Termination Date," "Term of Lease," "Initial Annual Rent," "Initial Monthly Installment of Annual Rent," "Tenant's Proportionate Share" and "Real Estate Broker Due Commission";

            (ii) Clauses A and B of Section 3;

            (iii) Section 23;

            (iv) Section 30; and

            (v) Appendix C

      In the event of any inconsistency between the terms of this Sublease and the Master Lease, the terms of this Sublease will govern and control the rights and obligations of Sublessor and Sublessee.

13.   DEFAULT/ATTORNEYS' FEES.

      In the event Sublessee fails to timely pay Rent, Sublessee's Proportionate Share or any other amounts as and when due under this Sublease, or commits any other default or breach of this Sublease, Sublessor shall, except to the extent limited by the Master Lease or this Sublease, be entitled to exercise all remedies available under California law including but not limited to, terminating this Sublease and recovering damages under Civil Code Section 1951.2, or the remedy described in California Civil Code Section 1951.4. Sublessor may, but shall not be obligated to, continue this Sublease in effect after Sublessee's breach and abandonment and recover

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Rent and other sums due hereunder as they become due. Without limiting the foregoing, in the event that either party hereto commits a material default or breach of this Sublease, the other party shall be entitled to exercise all remedies available to it under California law. If Sublessor or Sublessee shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys' fees.

14.   AGENCY DISCLOSURE.

      Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except CarrAmerica Realty Corporation, who represents Sublessor and Sublessee.

15.   NOTICES.

      All notices and demands that may or are to be required or permitted to be given by either party on the other hereunder shall be in writing and shall be mailed, sent by facsimile with a transmission report of receipt, or personally delivered to the applicable party at the address set forth below, or to such other place as either party may from time to time designate in a notice to the other party:

If to Sublessor: Ascenta Therapeutics, Inc.
                 11455 E1 Camino Real, Suite 460
                 San Diego, California 92130
                 Fax: (866) 443-6791
                 Attn: Lynne Rollins

If to Sublessee: Somaxon Pharmaceuticals, Inc.
                 12750 High Bluff Drive, Suite 310
                 San Diego, California 92130
                 Fax: (858) 509-1589
                 Attn: Meg M. McGilley, Vice President & Chief Financial Officer

      In addition, Sublessor agrees to forward to Sublessee, promptly upon receipt thereof by Sublessor, a copy of each notice given or received by Sublessor in its capacity as tenant under the Master Lease.

16.   QUIET ENJOYMENT.

      So long as Sublessee pays all Rent and other sums due hereunder and performs all of Sublessee's other obligations hereunder, Sublessee may peaceably and quietly have, hold and enjoy the Premises during the Term as against all persons and entities lawfully claiming by and through Sublessor.

17. CONSENT BY LESSOR. THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY LESSOR WITHIN TEN (10) DAYS AFTER EXECUTION HEREOF, IF SUCH CONSENT IS REQUIRED UNDER THE TERMS OF THE MASTER LEASE.

18.   ENTIRE AGREEMENT.

      There are no oral agreements between the parties hereto affecting this Sublease and this Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Sublessor to Sublessee with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Sublease. This Sublease contains all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Sublease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein.

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There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Sublease. This Sublease may be executed in counterparts, which, when taken together, shall constitute a single document.

      [Remainder of page intentionally left blank - signature page follows]

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SUBLESSOR:                                     SUBLESSEE:

Ascenta Therapeutics, Inc.                     Somaxon Pharmaceuticals, Inc.
a corporation                                  a corporation

By: /s/ Lynne R. Rollins                       By: /s/ Meg McGilley
    ----------------------                         -----------------

Name: Lynne R. Rollins                         Name: Meg McGilley

Title: CFO                                     Title: CFO

Date: June 15, 2005                            Date: June 20, 2005

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